WE EMPOWER EVERYONE TO INVEST IN LUXURY ASSETS

At LUXUS, we partner with the world's premium brands to unlock fractional ownership in precious gems, coveted jewelry, rare watches and other bespoke accessories.

Through these strategic partnerships, collaboration with leading industry executives and proprietary process/research, LUXUS provides transparency and access – once exclusive only to the ultrawealthy – to investors everywhere. Other investment platforms have created a roadmap for superior user experience and accessibility that we are employing for luxury assets for the first time ever.

Our founding team of seasoned executives has deep experience in investment management, capital markets, fintech, luxury and technology.

LUXUS FOUNDERS



Dana Auslander

CEO and Co-Founder

Dana is an investment management executive with 23 years of experience in product structuring, marketing, fundraising, investor relations and corporate communications. Before spending the last few years in fintech, Dana worked as a Managing Director at Blackstone, Harbinger and with other prominent hedge funds and family offices. She began her career as a lawyer at Schulte Roth & Zabel. Dana has a BA from the University of Vermont and a JD from Benjamin N. Cardozo School of Law.



Gretchen Gunlocke Fenton

Chief Creative Officer and Co-Founder

Gretchen is a fashion executive with 20+ years of experience in senior roles in public relations, editorial, styling and creative. Gretchen served as Accessories Director at Glamour for five years. Prior to that she was the Executive Director of PR at CHANEL overseeing the fashion, fine jewelry and accessories departments and before that was the Fashion Director at Town & Country. She was also a Market Editor at VOGUE and a Senior Women's Editor at J. Crew. Gretchen holds a BA in English from Georgetown University.

Welcome, Mia.

The Future of Alternative Assets is Now

Current Offering



Rare Argyle Pink Diamond

Shape Oval Brilliant **Carats** 0.54

Color Fancy Vivid Purplish Pink **Clarity** VS2

Natural pink diamonds are among the world's rarest of assets and true treasures from nature. Only one out of every 100,000 diamonds is classified as having a pink hue, the great majority of which are pale in color and small in size. Luxus is proud to offer this rare pink... Read more...

Total Asset Value

$400,000 USD

$200.00 USD per share

INDICATE INTEREST

Since 1985, the Argyle mine in Kimberly, Australia has produced 90% - 95% of the global supply of pink diamonds. The Argyle's mine closure in 2020 will permanently constrict new supply of pink diamonds to the market.

Coming Soon

Sneak Peak at Exceptional Investment Opportunities to Come



Yellow Diamond

Carats	11.74
Color	Fancy Vivid Yellow
Shape	Emerald
Clarity	VVS1

COMING TO MARKET SOON



D Flawless Diamond

Carats	9.03
Color	D
Shape	Ashoka
Clarity	Internally Flawless

COMING TO MARKET SOON



Diamond and Pink Diamond Necklace

Carats	35.88
Color	DE and Fancy Pink
Shape	Oval and Round
Clarity	VVS1 to VS2

COMING TO MARKET SOON

Let's Get Into the Details

LUXUS FAQS

Read More

AN OVERVIEW OF THE PRECIOUS GEMS MARKET

A New Asset Class That Combines Luxury, Commodities and Collectibles Emerges. Read More

INVEST IN LUXURY

The Era of Luxury Assets as an Investment Class is Here.

LEARN MORE

Welcome to the First Alternative Asset Platform Dedicated Exclusively to Luxury Assets. Join To:

- Invest in a "best in class" selection of precious gems, high jewelry, rare watches and more
- Leverage technology with ease of access, transparency and superior user experience
- Diversify your portfolio by including assets with attractive historical returns
- Receive proceeds from sale of asset OR trade it on the secondary market (trading coming in 2023)

UPCOMING OFFERINGS



D Flawless Diamond

Carats	9.03 Carats
Clarity	Internally Flawless



Diamond and Pink Diamond Necklace

Carats	35.88 Carats
Clarity	VVS1 to VS2

Register Indication of Interest

Review Your Indication of Interest



Asset	Rare Argyle Pink Diamond
No. of Shares	2
Total Value	$400.00 USD

Agreeing to the above opts you into future communications from LUXUS about completing your investment in this asset.

An indication of interest (IOI) is a **non-binding** interest to purchase shares in this asset once the offering is open for investment on the LUXUS platform.

Limited quantities of shares will be available in this offering. **Investors placing IOIs will receive priority in the IPO allocation.** Please only place an IOI for the shares you intend to actually purchase. **If you do not purchase the shares indicated in your IOI, you will not receive priority allocations in future LUXUS IPOs.**

AGREE AND SUBMIT

BACK

Register Indication of Interest

Congrats! Your indication of interest is confirmed.



Asset	**Rare Argyle Pink Diamond**
No. of Shares	**1**
Total Value	**$200.00 USD**

We'll notify you when shares are available for purchase.

VIEW IN PORTFOLIO

An indication of interest (IOI) is a **non-binding** interest to purchase shares in this asset once the offering is open for investment on the LUXUS platform.

Limited quantities of shares will be available in this offering. **Investors placing IOIs will receive priority in the IPO allocation.** Please only place an IOI for the shares you intend to actually purchase. **If you do not purchase the shares indicated in your IOI, you will not receive priority allocations in future LUXUS IPOs.**

Register Indication of Interest

Coming Soon



Rare Argyle Pink Diamond

Investment Terms

Theme: Fancy Colored Diamond

Valuation: $400,000 USD

Share Price: $200.00 USD

No of Shares: 2000

An indication of interest (IOI) is a **non-binding** interest to purchase shares in this asset once the offering is open for investment on the LUXUS platform.

Limited quantities of shares will be available in this offering. **Investors placing IOIs will receive priority in the IPO allocation.** Please only place an IOI for the shares you intend to actually purchase. **If you do not purchase the shares indicated in your IOI, you will not receive priority allocations in future LUXUS IPOs.**

How many shares are you interested in buying? − 1 +

Total Value $200.00 USD

INDICATE INTEREST

CANCEL

Your Portfolio

Find your intention of interest and trade information here. Currently, you have no active investments.

Pending

Asset	Asset Name	Amount	
	Rare Argyle Pink Diamond	$3,600.00	See More

TRANSACTIONS Sort by : Date

1 share	May 18, 2022, 2:45:37 AM	Intent To Invest	$200.00
1 share	May 13, 2022, 10:43:08 AM	Intent To Invest	$200.00
1 share	May 12, 2022, 6:34:51 PM	Intent To Invest	$200.00
2 shares	May 12, 2022, 6:33:20 PM	Intent To Invest	$400.00
2 shares	May 12, 2022, 10:57:30 AM	Intent To Invest	$400.00
3 shares	May 12, 2022, 9:23:45 AM	Intent To Invest	$600.00
3 shares	May 11, 2022, 9:59:37 PM	Intent To Invest	$600.00
2 shares	May 11, 2022, 2:04:23 AM	Intent To Invest	$400.00
2 shares	May 11, 2022, 1:51:58 AM	Intent To Invest	$400.00
1 share	May 7, 2022, 12:46:37 PM	Intent To Invest	$200.00
	Total	18 shares	$3,600.00

Rows per page: 10 1–10 of 10

Total Pending $3,600.00 10 transactions





Rare Argyle Pink Diamond

$200.00 USD / share

Carats	0.54
Color	Fancy Vivid Purplish Pink
Asset Value	$400,000 USD

INDICATE INTEREST

Description | Details | Documents | Research | SEC Filing

Natural pink diamonds are among the world's rarest of assets and true treasures from nature. Only one out of every 100,000 diamonds is classified as having a pink hue, the great majority of which are pale in color and small in size. Luxus is proud to offer this rare pink diamond to investors.


LUXUS
GREG KWIAT
CEO of Kwiat & Fred Leighton
KWIAT | FRED LEIGHTON

Originally mined in Western Australia at the famed Argyle mine, this pink oval diamond is of an extraordinary quality. With a weight of 0.54 carats, this diamond is of a size that only 1% of pink diamonds have ever achieved. With its vivid saturation of purplish pink color and its fine clarity grade, this exceptional stone stands amongst the best examples of pink diamonds available today. The diamond was originally sold in the 2016 Argyle tender, a special event that celebrated the most important Argyle diamonds mined over the previous twelve month period.

Much as the death of a renowned artist heralds the conclusion of a prolific career, the Argyle mine's closure in 2020 was a watershed moment in diamond history. Over four decades, the Argyle mine produced between 90% and 95% of the world's supply of pink diamonds. With no anticipated or existing diamond mines able to replace that supply, pink diamonds are destined to become ever more rare and collectible.

Historically, pink diamonds have performed very well as assets, achieving some of the highest values sold for gemstones. Yet for most of human history, diamonds like this spectacular Argyle pink oval were only available to a select few who could afford to buy and hold them personally. With luxus, we are thrilled to offer ownership of this diamond to investors who can benefit from the rarity and exciting long-term investment dynamics of pink diamonds.



Rare Argyle Pink Diamond

$200.00 USD / share

Carats	0.54
Color	Fancy Vivid Purplish Pink
Asset Value	$400,000 USD

INDICATE INTEREST

Description | Details | Documents | Research | SEC Filing

GIA — View GIA Report

LUXUS — Pink Argyle Diamond 2-Pager

IGI — View IGI Report





Rare Argyle Pink Diamond

$200.00 USD / share

Carats	0.54
Color	Fancy Vivid Purplish Pink
Asset Value	$400,000 USD

INDICATE INTEREST

Description | Details | Documents | Research | SEC Filing


12-MONTH BENCHMARKED RETURNS: DIAMONDS (IDEX INDEX)[2]
1.35
1.3
1.25
1.2
1.15
1.1
1.05
1
0.95
1.26
1.16
Mar-21
Apr-21
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
Jan-22
Feb-22
Gold (GLD)
S&P 500 (SPY)
Diamonds (IDEX)

Historical Performance:

Pink Diamonds[1] 2005 - 2020

FANCY
PINK DIAMONDS

310.0%
Total Growth

9.9%
Annualized P.A.

FANCY INTENSE
PINK DIAMONDS

367.4%
Total Growth

10.8%
Annualized P.A.

FANCY VIVID
PINK DIAMONDS

413.0%
Total Growth

11.5%
Annualized P.A.

ASSET CLASSES	TOTAL GROWTH (%)	ANNUALIZED P.A.
Silver (USD)	199.9%	7.6%
Cash	66.6%	3.5%
S&P 500	210.5%	7.3%
Gold (USD)	268.6%	9.1%

Pink Diamond Performance[1]

In the 12 months to June 2021


ADPPDI AVERAGE OF BELOW CATEGORIES
30%
FANCY PINK/PURPLISH PINK
23%
FANCY INTENSE PINK/PURPLISH PINK
29%
FANCY VIVID PINK/PURPLISH PINK
39%
0%
5%
10%
15%
20%
25%
30%
35%
40%
45%

Argyle Diamond Mine Production[1]

COLOR	BROWN	NEAR-COLORLESS	PINK
Est. Production %	72%	27%	<1%
Est. Production Volume (carats)	9.4 million	3.5 million	< 0.1 million

Pink Diamond Performance[1]

In the 12 months to June 2021

COLOR	AVERAGE PRICE INCREASE	DIAMOND SIZE	PRICE INCREASE BY SIZE
		Tier 1 (0.38+ ct)	34%

FANCY Pink/Purplish Pink	23%	Tier 2 (0.30-0.37 ct)	21%
		Tier 3 (0.23-0.29 ct)	25%
		Tier 4 (0.15-0.22 ct)	27%
		Collectible (<0.14 ct)	25%
FANCY INTENSE Pink/Purplish Pink	29%	Tier 1 (0.38+ ct)	52%
		Tier 2 (0.30-0.37 ct)	35%
		Tier 3 (0.23-0.29 ct)	27%
		Tier 4 (0.15-0.22 ct)	21%
		Collectible (<0.14 ct)	8%
FANCY INTENSE Pink/Purplish Pink	39%	Tier 1 (0.38+ ct)	46%
		Tier 2 (0.30-0.37 ct)	48%
		Tier 3 (0.23-0.29 ct)	41%
		Tier 4 (0.15-0.22 ct)	44%
		Collectible (<0.14 ct)	15%

Color Intensity[1]

The stronger the saturation level and brighter the tone, the more rare and valuable the pink diamond. The are three primary categories of intesity for pink diamonds which are tracked:


FANCY
PINK DIAMOND
INTENSE
PINK DIAMOND
VIVID
PINK DIAMOND


VIVID
INTENSE
FANCY
LIGHT
Rarity
Value

1 Australian Diamond Portfolio Data
2 International Diamond Exchange (IDEX)





Rare Argyle Pink Diamond

$200.00 USD / share

Carats	0.54
Color	Fancy Vivid Purplish Pink
Asset Value	$400,000 USD

INDICATE INTEREST

Description | Details | Documents | Research | SEC Filing

U.S. Securities and Exchange Commission — View SEC Documentation

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PERSONAL INFORMATION

NAME

Mia Weiland
verified account

EMAIL

mia.weiland@gmail.com
validated email

PASSWORD

CHANGE PASSWORD

ACCOUNT DETAILS

EDIT DETAILS

FULL LEGAL NAME

Mia Weiland

ADDRESS

123 Main Street
NY, 11206
New York, USA

EMAIL

mia.weiland@gmail.com

PHONE

270-227-8553

THE LUXUS PROCESS



LUXUS and our brand partners constantly iterate on where the world of luxury assets is heading



Once we identify a trend, our partners will source and acquire a best-in-class asset exclusively for LUXUS



LUXUS securitizes and IPO's the asset


BUY

Investors can access the IPO, as well as all previously IPO'd securities, through the LUXUS website (and soon to come mobile app) and through our customized ATS (Alternative Trading System)



LUXUS distributes and sells the fractionalized pieces of the assets, ensuring quick closure of IPOs so that assets can be made eligible for trading as soon as possible



Investors can buy, sell, and trade assets on the LUXUS platform freely, or wait for a monetization event



When an asset is sold to an off-platform buyer – all sales must be approved by LUXUS' advisory board, with the best interests of investors in mind. If the board approves a sale, all investors will be cashed-out of their investments, and any profits (or losses) realized.

LUXUS Alternatives, Inc. ("LUXUS") operates the luxusco.com website (the "site"), and is not a broker-dealer or investment adviser. You should speak with your financial advisor, accountant and/or attorney when evaluating any offering. Neither LUXUS nor its affiliated issuers makes any recommendations or provides advice about investments. The site may make forward-looking statements. You should not rely on these statements but should carefully evaluate the offering materials in assessing any investment opportunity, including the complete set of risk factors that are provided for your consideration. An affiliate of LUXUS is anticipating making an offering of securities under tier 2 of regulation a. No money or other consideration is being solicited and, if sent in response, will not be accepted. No offer to buy securities can be accepted, and no part of the purchase price can be received, until an offering statement filed with the sec has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification by the SEC or as stated in the offering materials relating to an investment opportunity, as applicable. An indication of interest involves no obligation or commitment of any kind. The most recent copy of the offering circular related to this offering may be found at https://www.sec.gov/Archives/edgar/data/1911165/000101054922000060/luxus1a.htm








Rare Argyle Pink Diamond

$200.00 USD / share

Carats	0.54
Color	Fancy Vivid Purplish Pink
Asset Value	$400,000 USD

INDICATE INTEREST

Description | Details | Documents | Research | SEC Filing

Shape	**Oval Brilliant**	Origin / Mine	**Argyle Diamond Mine**
Carats	**0.54**	Country	**Australia**
Color Origin	**Natural**	Year	**2016**
Color	**Fancy Vivid Purplish Pink**	GIA Report Grade	**#2175432953**
Clarity	**VS2**	Argyle ID Number	**363323**